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                                                                  Exhibit (h)(5)

                                  Schedule A
                        to the Administration Agreement
                between Mercantile-Safe Deposit & Trust Company
                          and M.S.D. & T. Funds, Inc.
                              dated May 28, 1993


Name of Fund                             Name of Fund
------------                             ------------

Prime Money Market Fund                  Diversified Real Estate Fund

Government Money Market Fund             Equity Income Fund

Tax-Exempt Money Market Fund             Equity Growth Fund

Growth & Income Fund                     Total Return Bond Fund

Limited Maturity Bond Fund               National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund            Intermediate Tax-Exempt Bond Fund

International Equity Fund                Capital Opportunities Fund


                                   M.S.D. & T. FUNDS, INC.


                                   By: /s/ Leslie B. Disharoon
                                      ------------------------

                                   Name: Leslie B. Disharoon
                                         ---------------------

                                   Title: President
                                          --------------------

                                   Date: July 5, 2000

                                   MERCANTILE-SAFE DEPOSIT & TRUST
                                   COMPANY


                                   By: /s/ Linda A. Durkin
                                       -----------------------

                                   Name: Linda A. Durkin
                                         ---------------------

                                   Title: Vice President
                                          --------------------

                                   Date: July 5, 2000